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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934




                            OFFICE CENTRE CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

              DELAWARE                               04-3341936
---------------------------------       -----------------------------------
(Jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
organization)


      38 EAST 32ND STREET, 4TH FLOOR, NEW YORK,                NEW YORK 10016
     --------------------------------------------              -------------
       (Address of principal executive offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]



Securities Act registration statement file number to which this form relates:
333-53411
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class              Name of Each Exchange on Which
         to be so Registered              Each Class is to be Registered
         -------------------              ------------------------------

               NONE                                   NONE
               ----                                   ----




Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
--------------------------------------------------------------------------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

                  This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of Office Centre Corporation, a Delaware corporation (the "REGISTRANT"). The description of the Common Stock to be registered hereunder set forth under the caption "DESCRIPTION OF CAPITAL STOCK" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-53411), filed with the Securities and Exchange Commission on May 22, 1998, as amended on July 10, 1998, July 16, 1998, July 21, 1998 and August 4, 1998 and as amended from time to time thereafter (the "REGISTRATION STATEMENT"), is incorporated herein by reference.

ITEM 2.  EXHIBITS.
         ---------

                  1. Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit
                           3.01 of the Registrant's Registration Statement.)

                  2. Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement.)

                  3. Specimen of Common Stock Certificate of the Registrant. (Incorporated by reference to Exhibit
                           4.01 of the Registrant's Registration Statement.)



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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   OFFICE CENTRE CORPORATION




                                   By:  /s/ Joseph E. Hajjar
                                       ---------------------------------
                                       Name: Joseph E. Hajjar
                                       Title: Chief Financial Officer


Dated:  August 4, 1998


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                            OFFICE CENTRE CORPORATION

                 EXHIBITS TO REGISTRATION STATEMENT ON FORM 8-A
                 ----------------------------------------------



         1. Amended and Restated Certificate of Incorporation of Office Centre Corporation. (Incorporated by reference to Exhibit 3.01 of the Registrant's Registration Statement.)

         2. Amended and Restated By-Laws of Office Centre Corporation. (Incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement.)

         3. Specimen of Common Stock Certificate of Office Centre Corporation. (Incorporated by reference to Exhibit 4.01 of the Registrant's Registration Statement.)